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                                                                     EXHIBIT 4.3


                         RUDOLPH HOLDINGS CORPORATION

                     1996 NON-QUALIFIED STOCK OPTION PLAN
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                                   ARTICLE I

                                Purpose of Plan
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          The 1996 Stock Option Plan (the "Plan") of Rudolph Holdings
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Corporation, a Delaware corporation (the "Company"), adopted by the Board of
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Directors of the Company on June 14, 1996, for executive and other key employees of the Company and its subsidiaries, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also is intended to increase the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

                                  ARTICLE II

                                  Definitions
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          For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          "Board" means the Board of Directors of the Company.
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          "Cause" shall mean the determination by the Board, in the exercise of
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its good faith judgment, that: (a) Participant has committed a fraud, felony or other serious act of moral turpitude; or (b) Participant has breached his duty of loyalty to the Company and its subsidiaries; or (c) Participant has committed a material breach of any agreement between the Participant and the Company or any of its subsidiaries, and if such breach is capable of cure, such breach is not cured or remedied and continues after fifteen (15) business days from the date on which written notice of the breach was first provided to Participant by the Board.

          "Code" means the Internal Revenue Code of 1986, as amended, and any
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successor statute.

          "Committee" shall mean the Stock Option Committee, or such other
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committee of the Board which may be designated by the Board to administer the
Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

          "Common Stock" shall mean the Company's Class A Common Stock, par
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value $.01 per share, or Class B Common Stock, par value $.01 per share, in the event that the outstanding
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Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Independent Third Party" means any Person or group of Persons who,
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immediately prior to the contemplated transaction, does not own in excess of 5%
of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

          "Option Agreement" shall have the meaning set forth in Section 6.3.
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          "Options" shall have the meaning set forth in Section 5.2.
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          "Participant" means any executive or other key employee of the Company
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or any of its subsidiaries who has been selected to participate in the Plan by the Committee or the Board.

          "Permanent Disability" shall mean that a Participant, as determined by
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the Board in its good faith judgement, is unable to perform, by reason of physical or mental incapacity, his duties or obligations as an employee of the Company or any of its subsidiaries, for a period of 90 consecutive days or a total period of 120 days in any 365 day period.

          "Person" means an individual, a partnership, a corporation, a limited
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liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Qualified Public Offering" shall mean the sale, in an underwritten
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public offering registered under the Securities Act, of shares of the Company's
Common Stock having an aggregate offering value of at least $30 million.

          "Sale of the Company" shall mean the sale of the Company and its
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subsidiaries to an Independent Third Party or affiliated group of Independent
Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis.

                                  ARTICLE III

                                 Administration
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          The Plan shall be administered by the Committee; provided that if for
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any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine,
(iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the

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Plan, (v) correct any defect or omission or reconcile any inconsistency in the
Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

                                   ARTICLE IV

                         Limitation on Aggregate Shares
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          The number of shares of Common Stock with respect to which Options may be granted under the Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 30,000 shares; provided that the type and
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the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below; and further provided that to the extent any Options expire unexercised or are
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canceled, terminated or forfeited in any manner, without the issuance of Common
Stock thereunder such shares shall again be available under the Plan.  The
30,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                                   ARTICLE V

                                     Awards
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          5.1  Options.  The Committee may grant options to Participants in
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accordance with this Article V.

          5.2  Form of Option.  Options granted under this Plan shall be
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nonqualified stock options and are not intended to be "incentive stock options"
within the meaning of Section 422 of the Code or any successor provision (the "Options").
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          5.3  Exercisability.  Options shall be exercisable at such time or
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times as the Committee shall determine at or subsequent to the date of grant.

          5.4  Payment of Exercise Price.  Options shall be exercised in whole
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or in part by written notice to the Company (to the attention of the Company's
Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

          5.5  Terms if Options.  The Committee shall determine the term of each
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Option, which term shall in no event exceed ten years from the date of grant.

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                                  ARTICLE VI

                              General Provisions
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          6.1  Conditions and Limitations on Exercise.  Options may be made
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exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

          6.2  Acceleration Events.  In the event of the Sale of the Company or
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a Qualified Public Offering, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company or any of its subsidiaries at the time of such event and that such Options shall terminate if not exercised as of the date of any such Sale of the Company or Qualified Public Offering or other prescribed period of time.

          6.3  Written Agreement.  Each Option granted hereunder to a
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Participant shall be embodied in a written agreement (an "Option Agreement")
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which shall be signed by the Participant and by an authorized officer of the
Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement, including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate ("Designees") to repurchase from each
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Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) the obligation of the Participant to sell his Options or Common Stock in connection with a Sale of the Company, (iv) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (v) any other terms and conditions which the Committee shall deem necessary and desirable.

          6.4  Listing, Registration and Compliance with Laws and Regulations.
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Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory

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requirements to reduce the period during which any Options may be exercised, the
Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

          6.5  Nontransferability.  Options may not be transferred other than by
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will or the laws of descent and distribution and, during the lifetime of the
Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only: (i) by the executor or administrator of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.; and (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant's Option Agreement.

          6.6  Expiration of Options.
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               (i)  Normal Expiration. In no event shall any part of any Option
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be exercisable after the date of expiration thereof (the "Expiration Date"), as
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determined by the Committee pursuant to section 5.6 above.

               (ii) Early Expiration Upon Termination of Employment.  Except as
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otherwise provided by the Committee in the Option Agreement, any portion of a
Participant's Option that was not vested and exercisable on the date of the termination of such Participant's employment shall expire and be forfeited as of such date, and any portion of a Participant's Option that was vested and exercisable on the date of the termination of such Participant's employment shall expire and be forfeited as of such date; provided that: (i) if any
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Participant dies or becomes subject to any Permanent Disability, such
Participant's Option shall expire 180 days after the date of his death or Permanent Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 180 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant's Option shall expire 180 days after the date of his discharge, but in no event after the Expiration Date.

          6.7  Withholding of Taxes.  The Company shall be entitled, if
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necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

          6.8  Adjustments.  In the event of a reorganization, recapitalization,
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stock dividend or stock split, or combination or other change in the shares of
Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

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          6.9   Rights of Participants. Nothing in the Plan shall interfere with
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or limit in any way the right of the Company or any of its subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company or its subsidiaries for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination by the Company or any subsidiary thereof, without Cause) any portion of such Participant's Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

          6.10  Amendment, Suspension and Termination of Plan.  The Board or the
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Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made
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without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

          6.11  Amendment, Modification and Cancellation of Outstanding Options.
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The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the
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rights of any Participant under any Option without the consent of such
Participant. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

          6.12  Indemnification.  In addition to such other rights of
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indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to
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the indemnification rights set forth in this section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and further provided that upon the institution of any such
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action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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